EXHIBIT 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces First Quarter 2005 Results

Santa Barbara, CA (April 27, 2005) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported unaudited results for its first quarter ended March 31, 2005 (all figures are in U.S. dollars).

724 Solutions’ total revenue in the first quarter was $5.8 million, compared to $5.5 million in the previous quarter and $3.0 million in the first quarter of the previous year.

The net loss for the first quarter of 2005, computed using United States generally accepted accounting principles (“GAAP”), was $466,000, or $0.08 per share, compared to a loss of $308,000 or $0.05 per share in the previous quarter and a loss of $5.1 million or $0.85 per share in the first quarter of the previous year.  The Company’s total GAAP cost of revenue and operating expenses were $5.9 million in the first quarter compared to $5.6 million in the previous quarter and $8.1 million in the same period a year ago.

Non-GAAP income for the first quarter was $125,000, or $0.02 per share, compared to a non-GAAP income of $48,000, or $0.01 per share, in the previous quarter and a non-GAAP loss of  $2.8 million, or $0.47 per share, in the first quarter of the previous year.  The Company’s total non-GAAP operating expenses were $5.7 million in the quarter compared to $5.5 million in the previous quarter and $5.8 million in the same period a year ago.  A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided in a table immediately following the Summary of Operations.

The Company said that it expects total GAAP cost of revenue and operating expenses to be in the range of $6.4 million to $6.7 million in the second quarter of 2005.  The Company said that it expects total non-GAAP operating expenses to be in the range of $5.7 million to $5.9 million in the second quarter of 2005.  The differences between these two sets of numbers are projected depreciation of $170,000, projected stock-based compensation expenses of approximately $350,000 and projected interest expense of $200,000.

“The first quarter was a good quarter for 724, as we continued to execute against our plan to grow revenues through new sales and deployments of our X-treme Mobility Suite of products, and to sustain improvements in Company profitability,” said John Sims, Chief Executive Officer of 724 Solutions.  “We believe the Company is ideally positioned, through our unique X-treme Framework architecture, to capitalize on the emerging opportunity that will be presented by mobile network operators deploying new IP-based networks and services, based upon the IP Multimedia Systems standards.”

“While we are encouraged by the depth and quality of our sales pipeline and by the Company’s ability to execute against its revenue growth plans, we remain cautious that any particular quarter could experience variability associated with the timing of deal closure or the achievement of revenue recognition milestones,” added Sims.

Key accomplishments in the first quarter:

•	Second consecutive quarter of non-GAAP income.
•	The third consecutive quarter of revenue growth, with a 5.2% increase in revenues over the fourth quarter and 93% over the same quarter last year.
•

The announcement that Swisscom Mobile, a member of the Vodafone Club of Operators and the leading mobile communications provider in Switzerland, is deploying 724’s X-treme Service Activity Manager (XSAM) solution to ensure the necessary protection is in place to protect their subscribers from potentially harmful and unwanted content.

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724 Solutions’ Multimedia Application Gateway will provide support for Nokia’s Xpress Audio Messaging Service, extending the reach of this new easy to use service to any phone, allowing mobile operators immediate revenue opportunity with their entire base of subscribers.

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A global agreement with Ericsson whereby the X-treme Alerts Platform (XAP) will be available as part of Ericsson’s Mobility World managed services offering of hosted content and application solutions for mobile operators worldwide.

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The joint development and cooperative marketing with Intrado subsidiary bmd wireless of an enhanced service management and message delivery solution based on 724’s X-treme Service Activity Manager (XSAM) and key service enablers from bmd wireless.  The solution will assist mobile network operators to accelerate content delivery, reduce operational costs and increase the value of their service offerings.

•

724 Solutions’ joining Bridgeport Networks’ MobileIgnite Alliance to initially focus on multimedia messaging services (MMS) over WiFi as part of standards based interoperable MobileVoIP convergence solutions.

Conference Call Information
The Company will host a conference call to discuss the results on April 27, 2005 at 5:00 p.m. EDT. The conference call will be available over the Internet through the company’s web site at www.724.com or by telephone at 415-537-1965.  A replay will be available for 30 days following the conference call and can be accessed by dialing 800-558-5253, pass code 21235238.

Non-GAAP Income (Loss) and Total Non-GAAP Operating Expenses
The non-GAAP income (loss) used by 724 Solutions excludes depreciation, amortization of intangibles, stock-based compensation, interest expense (income), loss on settlement of liability,  restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts (direct costs of terminated employees on a defined transition plan, contractual bonuses accrued relating to historic acquisitions considered to be of no value to the ongoing business and foreign exchange gains and losses on our non-US dollar denominated cash, receivables, payables  and accrued liabilities balances).  Non-GAAP operating expenses are GAAP expenses less depreciation, amortization of intangibles, stock-based compensation, interest expense (income), loss on settlement of liability, restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts.  The reduction in the market value of 724 Solutions and the significant changes undertaken by 724 Solutions over the past two years including the substantial reduction in personnel and the closing of offices, have resulted in restructuring charges, the write-down of goodwill and significant changes in other GAAP expenses such as depreciation, stock-based compensation, amortization of intangibles and interest income (expense).  Management believes these non-GAAP metrics provide a meaningful measure of the Company’s results to its investors by excluding items that are significantly different than those we experienced in historic periods as our historic costs are not indicative of our restructured cost structure and our expected costs on a forward looking basis.   Management believes these measures provide relevant and useful information for investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of 724 Solutions.  While management believes the non-GAAP measures allow investors to better compare 724 Solutions’ results in different periods, the non-GAAP measures may not be comparable to non-GAAP measures of other companies.  There are material limitations to using these non-GAAP measures, including the difficulty associated with comparing these performance measures, as we calculate them, to performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges and non recurring and acquisition charges.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services.  Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will lose business to competitors with greater resources, and other risks described in 724 Solutions’ Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

724 Solutions Inc.
Consolidated Balance Sheets
(in thousands of US dollars)

	March 31, 2005 (Unaudited)	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$3,039	$5,417
Short-term investments	8,005	8,005
Restricted cash	211	210
Accounts receivable - trade, net of allowance for doubtful accounts of $26 (December 31, 2004 - $18)	5,372	2,831
Prepaid expenses and other receivables	682	583

Total current assets	17,309	17,046
Deferred charges	255	286
Fixed assets	1,018	1,135

Total assets	$18,582	$18,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$895	$613
Accrued liabilities	2,037	2,101
Interest payable	104	103
Deferred revenue	125	173

Total current liabilities	3,161	2,990
Long-term liabilities	30	92
Convertible notes payable to related parties	7,952	7,947
Long-term interest payable	447	343

Total liabilities	11,590	11,372
Shareholders’ equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
6,032,821 common shares (December 31, 2004 - 5,989,300)	764,839	764,530
Additional paid-in capital	352	279
Accumulated deficit	(758,387)	(757,921)
Accumulated other comprehensive income	188	207

Total shareholders’ equity	6,992	7,095
Contingent liabilities *

Total liabilities and shareholders’ equity	$18,582	$18,467

* See note 11 to our consolidated financial statements set forth in our 2004 annual report

724 Solutions Inc. - Summary of Operations (unaudited)
(In 000’s of U.S. dollars, except per share amounts)

	Three months ended

	March 31, 2005	December 31, 2004	March 31, 2004

Revenue:
Product	$2,985	$3,140	$1,761
Services	2,820	2,380	1,240

Total revenue	5,805	5,520	3,001
Cost of revenue *	2,031	2,070	1,528

Gross margin	3,774	3,450	1,473
Operating expenses:
Research and development *	1,687	1,339	2,089
Sales and marketing *	1,168	1,316	1,379
General and administrative *	804	690	833
Depreciation	157	166	185
Stock-based compensation
Cost of revenue	7	6	2
Research and development	19	17	4
Sales and marketing	16	14	4
General and administrative	31	26	7
Restructuring charges	—	(26)	2,100

Total operating expenses	3,889	3,548	6,603

Loss from operations	(115)	(98)	(5,130)
Interest income (expense)	(186)	(210)	16
Loss on settlement of liability	(165)	—	—

Net loss for the period	$(466)	$(308)	$(5,114)

Basic and diluted net loss per share	$(0.08)	$(0.05)	$(0.85)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	6,027	5,985	5,983

Total cost of revenue and operating expenses	$5,920	$5,618	$8,131

724 Solutions Inc. - Summary of Non-GAAP Adjustments (unaudited)
(In 000’s of U.S. dollars, except per share amounts)

	Three months ended

	March 31, 2005	December 31, 2004	March 31, 2004

GAAP net loss for the period	$(466)	$(308)	$(5,114)
Depreciation	157	166	185
Stock- based compensation	73	63	17
Interest expense (income)	186	210	(16)
Loss on settlement of liability	165	—	—
Restructuring charges	—	(26)	2,100
Foreign exchange losses (gains)	10	(57)	30

Non-GAAP net income (loss) for the period	$125	$48	$(2,798)

Non-GAAP net income (loss) per share	$0.02	$0.01	$(0.47)
* Non-GAAP operating expenses
Cost of revenue	$2,031	$2,070	$1,528
Research and development	1,687	1,339	2,089
Sales and marketing	1,168	1,316	1,379
General and administrative	794	747	803

Total non-GAAP operating expenses	5,680	5,472	5,799

724 Solutions Inc. - GAAP to non-GAAP Reconciliation (unaudited)
(In 000’s of U.S. dollars)

	Three months ended

	March 31, 2005	December 31, 2004	March 31, 2004

GAAP general and administrative	$804	$690	$833
Foreign exchange gains (losses)	(10)	57	(30)

Non-GAAP general and administrative	794	747	803

724 Solutions Inc. - Cash Reconciliation (unaudited)
(In 000’s of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
At December 31, 2004	$13,632
At March 31, 2005	11,255

Total cash used in quarter ended March 31, 2005	2,377
Non-recurring payments	—

Operating cash used in quarter ended March 31, 2005	$2,377